Exhibit 5.1

April 25, 2013

MagneGas Corporation
150 Rainville Road
Tarpon Springs, FL 34689

Gentlemen:

We are acting as counsel for MagneGas Corporation, a Delaware company (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, pertaining to the registration of (i) up to $5,000,000 in aggregate offering price of shares of common stock of the Company, par value $0.001 per share, for sale from time to time by the Company (the “Offered Shares”); and (ii) up to 300,000 shares of common stock of the Company, par value $0.001 per share, which were issued and outstanding prior to the initial filing of the Registration Statement, for sale by certain stockholders of the Company from time to time (the “Selling Stockholder Shares”).

You have provided us with a draft prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”) in connection with each offering of Offered Shares. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Offered Shares and the Selling Stockholder Shares.

In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates, corporate proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation (the “Certificate”) and By-laws of the Company, each as amended to date (collectively, the “Constituent Documents”), and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Offered Shares will be timely and properly completed, in accordance with all requirements of applicable federal laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the “DGCL”), in the manner presently proposed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.  In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the Offered Shares to be offered and sold by the Company, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Offered Shares, and such Offered Shares shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Offered Shares, as issued and delivered, do not violate any law, rule or regulation applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (c) such Offered Shares, as issued and delivered, comply with any requirements and restrictions imposed by any court or

195 Route 9 South, 2nd Floor, Manalapan, NJ 07726  Tel 732 409 1212  Fax 732 577 1188
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governmental or regulatory body applicable to the Company; (d) at the time of any offering or sale of any Offered Shares, there shall be a sufficient number of shares of Common Stock, authorized and unissued under the Certificate, and not otherwise reserved for issuance; (e) at the time of issuance or sale of the Offered Shares, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and, in the case of Offered Shares, the Company shall have the necessary corporate power for such issuance; (f) any definitive purchase, underwriting or similar agreement with respect to any Offered Shares, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Offered Shares; (g) certificates representing the Offered Shares shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (h) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.	The Company has the authority pursuant to its Certificate to issue up to 900,000,000 shares of Common Stock.

2.
When an issuance of Offered Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Certificate, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Offered Shares will be validly issued, fully paid and non-assesable.

3.	The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We bring your attention to the fact that Anslow & Jaclin, LLP and certain of the attorneys in this firm who have rendered, and will continue to render, legal services to the Company hold shares of Common Stock representing in the aggregate less than one percent of the Company’s Common Stock outstanding immediately prior to the filing of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP

195 Route 9 South, 2nd Floor, Manalapan, NJ 07726  Tel 732 409 1212  Fax 732 577 1188
475 Park Avenue South, 28th Floor, New York, NY 10016 Tel 646 588 5195 Fax 646 619 4494
anslowlaw.com